Exhibit 10.11.6

CONFIDENTIAL TREATMENT REQUESTED

FOURTH AMENDMENT

TO

CONTRACT ORDER

This Fourth Amendment (this “Amendment”) dated as of the 15 day of April, 2008 (the “Amendment Effective Date”) is by and between SYNACOR, INC. (“Synacor”) and Embarq Management Company (“Embarq”) under which the parties hereto mutually agree to modify and amend as follows the Contract Order No. COXX063016TPS dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Contract Order”), which was entered into pursuant to the Master Services Agreement between the parties, dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any capitalized terms used herein but not defined shall have the meanings ascribed to them in the Contract Order or Agreement (as the case may be).

Whereas, Synacor desires to make certain additional services available to Embarq; and

Whereas, Embarq desires to receive such additional services.

Therefore, the parties hereby agree to enter into this Amendment and agree to the following:

1.	Employee Accounts.

1.1	Section 2.16. The following shall be added as Section 2.16 of the Contract Order:

2.16.	Employee Accounts. Synacor shall provide Embarq employees with access to the Embarq Portal, pursuant to the terms and conditions set forth in Exhibit 15.

1.2	Employee Accounts Addendum. The Employee Accounts Addendum attached hereto shall be added as Exhibit 15 of the Contract Order.

2.	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Contract Order effective as of the Amendment Effective Date. All terms and conditions of the Contract Order shall remain unchanged except as modified in this Amendment; and the terms of the Contract Order, as modified by this Amendment, are hereby ratified and confirmed. If any of the terms of the Contract Order conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

SYNACOR, INC.		EMBARQ MANAGEMENT COMPANY

By:	/s/ Robert F. Cavallari	By:	/s/ Travis Schmeling
Name:	Robert F. Cavallari	Name:	Travis Schmeling
Title:	VP - Finance	Title:	Sourcing Specialist III
Date:	4/24/08	Date:	4/23/08

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	1 of 18

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 15

EMPLOYEE ACCOUNTS ADDENDUM

If any provision of this Employee Accounts Addendum (this “Addendum”) conflicts with a provision of the Master Services Agreement or the Contract Order, the provision in this Addendum shall control. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Master Services Agreement or the Contract Order.

1.	Service Description

Subject to Embarq’s payment of the Employee Account Fee and Monthly Fee (if applicable) set forth in Section 4 of this Addendum, Embarq’s employees will have access to (a) the Embarq Portal (excluding any Premium Products), (b) the Embarq e-mail service set forth in Section 2.13 of the Contract Order with up to five (5) Users, and (c) the internet security services set forth in Sections 2.11.1 and 2.11.2 of the Contract Order (“Employee Accounts”). Embarq shall not charge Embarq employees that register for Employee Accounts (“Employee Users”).

2.	Development Services

Subject to Embarq’s payment of the Development Fee set forth in Section 4 of this Addendum, Synacor shall provide Embarq with development services as necessary to configure the Employee Accounts (the “Development Services”). Such services shall include (a) build out of a registration process for Employee Users, (b) development of a new user type in order to manage the Employee Accounts, and (c) build out of a process that allows deletion of Employee Users upon termination of employment from Embarq. Specific details of the Development Services are set forth in the product requirement document (“PRD”) attached hereto as Attachment 1. Development Services shall commence after payment in full of the Development Fee.

3.	Reporting

Synacor shall provide Embarq with a report of the number of Employee Users for each month, within thirty (30) days after the end of the applicable month. Embarq shall provide Synacor with a monthly report of all active employees, within thirty (30) days after the end of the applicable month. Such report will be used by Synacor to validate employee eligibility. Employee Accounts found to be ineligible will be suspended by Synacor. Embarq will provide other reports or information as reasonably requested by Synacor in order to manage the Employee Accounts.

4.	Payments

A.	Employee Account Fees

[*]

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	2 of 18

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

Synacor will review Employee Accounts quarterly to determine if any accounts have not been used for the previous 90 days. Synacor will deactive any Employee Accounts that have not been used for the previous 90 days. In addition, Synacor will automatically terminate Employee Accounts upon notification by Embarq of an Employee User’s termination of employment with Embarq, which is determined on the monthly reconciliation of Synacor’s records of Employee Accounts compared to Embarq’s monthly active employee file. Employee Accounts that have been deactivated due to inactivity, employee termination, or otherwise will no longer be included in the total number of active Embarq Employee Accounts.

Synacor shall invoice Embarq for the Employee Account Fee upon the launch of the Employee Accounts. Synacor shall invoice Embarq for the Monthly Fee, if any, within thirty (30) days after the end of the applicable month in accordance with the Agreement. Embarq shall pay each invoice in accordance with the Agreement.

B.	Development Fee

Embarq shall pay Synacor a fee in the amount of [*] (the “Development Fee”) in advance of Synacor providing the Development Services. Synacor will invoice Embarq for the Development Fee upon execution of this Amendment and Embarq will pay Synacor in accordance with the Agreement. If the scope of this project expands beyond what is defined in the Product Requirement Document found in Attachment 1, both parties agree to discuss further costs associated with the scope changes.

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	3 of 18

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Attachment 1

Product Requirements Document

Contents

Section 1.	Project Overview	5
	1.1. Project Summary	5
	1.2. Business Context	5

Section 2.	Project Requirements	6
	2.1. Project Features / Details / Examples	6
	2.2. Performance Requirements	9
	2.3. Quality Requirements	10
	2.4. Test Requirements	10
	2.5. Service Level Requirements	11
	2.6. Technical Support Services Requirements	11
	2.7. Documentation Requirements	11
	2.8. Training Requirements	11
	2.9. Other Requirements including Metrics and Analytics	11

Section 3.	Assumptions, Dependencies, Constraints	12
	3.1. Assumptions	12
	3.2. Dependencies	12
	3.3. Constraints	12

Section 4.	Deliverables and Receivables	13
	4.1. Deliverables	13
	4.2. Receivables	13

Section 5.	Miscellaneous	14

Section 6.	Glossary	15

Section 7.	Appendices	16
	7.1. Account Validation & Account Registration Process Flow	16
	7.2. Account Conversion – Employee to Residential Process Flow	17
	7.3. Account Conversion – Residential to Employee Process Flow	18
	7.4. Estimated Project Hours	18

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	4 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 1. Project Overview

1.1.	Project Summary

Embarq is a local phone company that provides local phone and DSL services in 18 states. Synacor provides the portal and email services for their DSL base of customers of approximately 1.3 million. Embarq has about 18,000 employees, many of whom do not live in Embarq service territories. Embarq would like to be able to offer log in access for the myembarq.com portal and email services to their employees that live outside of their territory and therefore do not qualify to be a customer. This exposure to the portal will help employees be more familiar with the products available to their customers. Embarq would like to offer the following to their employees at no cost to the employees:

1)	Registration and Log-in capability to the current myembarq.com portal

2)	Email with up to 5 usernames

3)	Access to F-Secure Security product (currently Embarq pays a flat rate per month for this service and does not charge their customers for this product)

4)	This offer will not include the other premium products like Variety Pack, Learning Pack and Unlimited Subscription Music because there will not be a way to invoice for these services.

1.2.	Business Context

Embarq’s 18,000 employee base resides across the country from their corporate headquarters in Overland Park, Kansas to one of their sixteen plus call centers. It is estimated that approximately 10,000 to 12,000 of these employees do not live in their service territory. Embarq estimates that approximately 5,000 – 6,000 of their employees that do not live in territory will register for a myembarq.com account for portal and email access. Their current customer base averages approximately 1.7 users per account so it is expected that their employees will follow a similar model.

Embarq will be paying Synacor development fees to build out the new registration and account management processes for this subset of users of myembarq.com. Additionally, Embarq will be paying Synacor a fee for monthly portal and email bandwidth costs, email server usage, email system administration, and ongoing reconciliation / account management functions. This is all defined in the Fourth Amendment to the Contract between Synacor and Embarq.

Embarq will provide tier one and two of support services for their employees and Synacor will provide tier three of support services as happens today with the current customer base.

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	5 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 2. Project Requirements

2.1.	Project Features / Details / Examples

R2.1.1. Account Validation Initiation (See Appendix 7.1 for Process Flow)

Employees will be able to register for an employee myembarq.com portal and EmbarqMail email account via a link on ‘EQIP’ – this link will take the employee to a page hosted by Synacor that will provide the first step of the account validation process. EQIP is the Embarq Employee Intranet site and is only accessible by Embarq employee’s while on the Embarq network (behind the Embarq firewall). This link should only be accessible through the EQIP site. Synacor will host the following steps for Acceptable Use Policy Acceptance, Account Validation and Account Registration processes.

R2.1.2. Implement Acceptable Use Policy

Upon clicking on the link, employees will first be presented with a MyEMBARQ.com Portal and Email Acceptable Use Policy. Employees will need to ‘accept’ the end-user agreement before being presented the initial account creation page. Embarq will uphold the employees to acceptable use of the portal and email services and any abuse or inappropriate use of the MyEMBARQ.com account will result in immediate termination of the account and corrective action. Synacor will work with Embarq to write the official verbiage of this acceptable use policy.

R2.1.3. Account Validation Process

After acceptance of the Acceptable Use Policy, Embarq employees will be presented a simple form requesting the following:

1)	Embarq.com corporate email username / address – the “@embarq.com” domain can be pre-populated so no other domain address can be entered. Moreover, the field should be validated to ensure that the registration process takes in an email address that contains the @embarq.com domain.

2)	Embarq Employee Identification Number (EQID – which is a 3 alpha plus 4 numeric integer)

If the employee incorrectly enters their email address the process will end at this point because the validation email will not be sent to the correct address. The employee will have to start the process again.

Synacor will validate that the EQID and embarq.com corporate email username is not already in the Synacor database for Embarq customers. If the EQID or embarq.com corporate email username is already tied to an existing account the employee will be presented with the following message:

“There is already a MyEMBARQ.com account that has been activated with this Embarq Employee Identification Number or this embarq.com corporate email address user.”

If the EQID and embarq.com corporate email username does not already exist in the system than proceed with the next step.

R2.1.4. Initial Account Validation Process – Email Confirmation

Synacor will generate an email to the employee’s Embarq.com email account with a ‘link’ to the new Employee Registration Page which will be hosted by Synacor. Since only an employee can

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	6 of 18

CONFIDENTIAL TREATMENT REQUESTED

access their Embarq.com corporate email account this step is intended for security measures so that only the actual employee can create a MyEMBARQ.com portal and email account. This email should say the following (final verbiage will be developed and approved by Embarq):

“Thank you for starting the MyEMBARQ.com portal and email registration process. If you would like to complete the registration process please click here [this link will go to the MyEMBARQ.com Employee Registration Page].

If you do not want to create a MyEMBARQ.com account please disregard this email.”

R2.1.5. Registration Process Initial Security Measures

The link/URL in this email will contain the employee’s embarq.com email address and EQID. This data will be carried forward (auto-populate) to the Embarq Employee Registration Form. The purpose of this measure is to prevent the link from being copy and pasted and used to create multiple accounts. Only the employee who received the link through their Embarq.com email address should be able to use this particular link, that way each employee is validating the information before creating an account and no employee can create an account on behalf of another employee.

R2.1.6. Registration Process (See Appendix 7.1 for Process Flow)

The link in the email will go to the MyEMBARQ.com Employee Registration form that is hosted by Synacor. The form will include the following required fields:

a.	First name

b.	Last name

c.	State

d.	Zip Code

e.	Work Phone

f.	Embarq.com Email Address (pre-populated)

g.	EQID (pre-populated)

h.	Primary Username Field (follow the current username validation process to ensure this username is not already taken – Synacor will leverage the same error messaging for duplicate usernames that is used today in the current registration flow.)

i.	Primary Password Field

Employees will only be able to establish their primary username through this form. All secondary usernames associated with this account can be created through the username management section of the MyEMBARQ.com portal.

R2.1.7. Registration Process Enhanced Security Measures

Synacor will prevent multiple account creation based on EQID and embarq.com corporate email address username. If an account already exists with either of these identifiers and is resubmitted through the registration process the employee will be presented with the following message:

“There is already a MyEMBARQ.com account that has been activated with this Embarq Employee Identification Number or this embarq.com corporate email address user.”

R2.1.8. Registration Encryption Process

Synacor’s system utilizes an “Account Key” for all Embarq customer accounts. This key is created by combining the customer’s 13-digit Embarq account number (sv_embarqaccountnumber) and their 10-digit service number (sv_phonenumber). Since employees will not have this information Synacor will need to auto-generate a random and unique 23 digit account key. To ensure that this

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	7 of 18

CONFIDENTIAL TREATMENT REQUESTED

random number does not collide with any existing or future Embarq Customer Account Keys, the auto-generated number for employee accounts should start or end with an alpha character.

R2.1.9. Registration Account Types

Synacor will create a new Service Code (sv_servicecode) for Employee Accounts. The code for these accounts will equal “E”.

R2.1.10. Employee Account Details

Employee accounts will have access to:

a.	MyEMBARQ.com portal [*]

b.	Embarqmail account

c.	F-Secure Security Product

Employee accounts will not have access to:

a. Premium Services (no way to bill) – since we won’t be customizing the portal for employees they will still see the premium products promoted, but if they try to register they should be provided the following error – “We are sorry, you account is not enabled for premium products.”

b. Any other premium type products that are added in the future.

R2.1.11. Registration Interaction with ISP Manager

Technicians should be able to view employee’s accounts in the ISP Manager, but they should not be allowed any account update capabilities. Only the Technician Lead login and Synacor TSS login should be allowed the ability to update information on an employee account.

R2.1.12. Employee Move to Embarq Territory (See Appendix 7.2 for Process Flow)

This is the process to change the Service Type from Employee to Residential. Only Embarq Tech Leads and Synacor TSS ISP Manager access should allow the ability to change the sv_servicecode on an account. Once the Tech Lead or TSS Manager updates a Service Code in ISP Manager to “R” (Residential) the regular Embarq Customer Registration API process should be invoked. The technician will be asked to provide the Embarq’s Employees DSL Number. An API call should be made to Embarq’s PMA (Partner Management Administrator) system to validate that this account exists in Embarq’s system.

If DSL number does not exist the following message will be presented:

“Account can not be converted to Residential because it does not exist in the Embarq System.”

If DSL number does exist than the following fields should be updated in the Synacor Embarq Customer Database:

1)	DSL Number (sv_phoneNumber)

2)	Account Number (sv_embarqaccountnumber)

3)	Primary Username – this information should be forwarded to Embarq’s PMA system

4)	sv_servicecode = R (this should be reflected on primary and secondary usernames of the account)

5)	Account Key (combination of Embarq Account Number and DSL Number)

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	8 of 18

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6)	Account shall now be given access to premium products

7)	Account shall now be able to have up to 8 usernames tied to one account

R2.1.13. Employee Move out of Embarq Territory (See Appendix 7.3 for Process Flow)

This is the process to change the Service Type from Residential to Employee. Only Embarq Tech Leads and Synacor TSS can change the sv_servicecode on an account. Once a Service Code is updated to “E” (Employee), the technician will be asked for the following data:

1)	EQID (Synacor system should validate that this number is not currently tied to an active account – if it is, provide error message that this account is already an active employee account.)

2)	Embarq.com address

3)	Work Phone

4)	If account has premium products attached these should be removed.

5)	If account has more than 5 usernames technician will need to delete usernames to get the total count to 5.

sv_servicecode = E should be reflected on primary and secondary usernames of the account.

R2.1.14. Employee Account Cancellation

Embarq will provide a monthly report of all active employee accounts to Syncor FTP server. Synacor needs to provide the specifications to Embarq for this file (i.e. format, etc.). The following data will be included in this report:

Employee first name

Employee last name

Employee Corporate Email Address

Employee Corporate Telephone Number (Work Phone)

EQID

Synacor will need to create a monthly process whereby all accounts with a Service Code = E are bounced against the Embarq active employee account file. Any accounts that are found in Synacor system that do not appear in the monthly employee should be cancelled.

Additionally, on a quarterly basis Synacor will run usage reports against all accounts where the Service Code = E. Any accounts that have not had email or portal usage for 3 months or more shall be cancelled. This process should be automated and no approvals are necessary for the cancels as long as there has been no usage for 3 months.

2.2.	Performance Requirements

Currently, page views on MyEMBARQ per unique visitor is around [*] per month. Adding the estimated [*] employee accounts (equating to [*] users) would generate about [*] extra page views per month, an increase of about [*] from [*] page views.

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	9 of 18

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

With around [*] employee accounts [*], the current monthly email users would increase by [*]. The cost to Embarq for this additional accounts covers Synacor’s additional database, email storage, bandwidth and system load costs.

2.3. Quality Requirements

The desired quality level is the same as the existing portal and email processes for Embarq’s current customers.

2.4. Test Requirements

Synacor will need to test the following functionality prior to launch:

1)	Links for account validation and registration process can not be accessed outside Embarq’s EQIP intranet site. (Embarq will provide acceptable IP range)

2)	EQID Validation and duplicate check properly works.

3)	Synacor can receive the monthly active employee account report.

4)	Synacor’s reconciliation process to determine if service type = E accounts that do not appear on the monthly file will be properly cancelled.

5)	Only Tech Leads and TSS can change the service type to or from “employee”.

6)	The account validation and registration process flow properly works:

a.	Acceptable Use Policy is properly displayed with acceptance / non-acceptance

b.	Confirmation email is sent

c.	Registration link can’t be used by multiple employees

d.	Duplicate employee accounts can not be created

e.	All fields get populated properly in Synacor’s Embarq Customer Database

f.	Access for all accounts works properly

g.	Accounts are not able to access premium products

h.	Accounts can set up 5 usernames

i.	Accounts can properly access F-Secure download

7)	Test the conversion process for Service Type change from Employee to Residential:

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	10 of 18

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

a.	Residential DSL Number is properly captured

b.	Embarq PMA system is contacted to validate it is a valid customer

c.	Premium product access is enabled on account

d.	All fields get updated properly in Synacor’s Embarq Customer Database

8)	Test the conversion process for Service Type change from Residential to Employee:

a.	EQID & Embarq.com email address are properly captured

b.	Duplicate check for EQID works properly

c.	Premium product access is disabled (if any existing premium products they are removed)

d.	All fields get updated properly in Synacor’s Embarq Customer Database

2.5.	Service Level Requirements

All services will follow the service level agreements that are already defined in the existing Embarq / Synacor contract.

2.6.	Technical Support Services Requirements

Technical support will follow the same processes currently used with all Embarq customers. Embarq will handle Tier 1 & 2 technical support for all employees and Synacor TSS will handle Tier 3 support. The employee users shall just be added to the counts of Embarq regular residential and business consumers for all degradation calculations, etc.

2.7.	Documentation Requirements

Embarq will be signing a contract addendum to cover the terms associated with employee accounts. This approved Project Requirement Document will be attached to the contract addendum and approved by Embarq.

2.8.	Training Requirements

Embarq will provide training to their technicians to inform them of this new service type and the associate limitations and processes. Synacor TSS will also be trained on the processes associated with this new employee service type.

2.9.	Other Requirements including Metrics and Analytics.

Synacor shall provide Embarq with a report of the number of Employee Users for each month, within thirty (30) days after the end of the applicable month.

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	11 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 3. Assumptions, Dependencies, Constraints

3.1.	Assumptions

No additional assumptions than what has been defined above.

3.2.	Dependencies

Ability to receive the Active Employee Files from Embarq.

3.3.	Constraints

No known constraints for this project.

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	12 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 4. Deliverables and Receivables

4.1.	Deliverables

1)	Monthly file delivered to Embarq where Service Type = Employee – Synacor shall provide Embarq with a report of the number of Employee Users for each month, within thirty (30) days after the end of the applicable month.

2)	Mock-up of the following pages for Embarq’s approval:

a.	Account Validation Form

b.	Acceptable Usage Policy Page

c.	Account Validation Email

d.	Account Registration Form

e.	Appearance of Employee Account in the ISP Manager

4.2.	Receivables

1)	Monthly Active Employee Account File

2)	Verbiage for Acceptable Usage Policy

3)	Approvals of the above deliverable pages upon receipt and review

4)	IP Address information for Embarq firewall access

5)	Training materials for Embarq Technicians

6)	Signed Fourth Amendment for the Embarq/Synacor contract

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	13 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 5. Miscellaneous

Use this section to include additional information about the project.

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	14 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 6. Glossary

Define all terms and acronyms required to interpret the PRD properly.

Term or Acronym	Definition
PRD	Product Requirements Document
EQIP	Embarq Employee Intranet Site
EQID	Embarq Employee ID
PMA	Partner Management Administrator

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	15 of 18

CONFIDENTIAL TREATMENT REQUESTED

Section 7. Appendices

7.1.	Account Validation & Account Registration Process Flow

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	16 of 18

CONFIDENTIAL TREATMENT REQUESTED

7.2.	Account Conversion – Employee to Residential Process Flow

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	17 of 18

CONFIDENTIAL TREATMENT REQUESTED

7.3.	Account Conversion – Residential to Employee Process Flow

7.4.	Estimated Project Hours

TASK	HOURS
Specification	[*	]
Design
Development
Testing
Release
Bug Fix
TOTAL

Amendment No. 4 to Contract Order No. COXX06016TPS between Embarq and Synacor
Embarq and Synacor CONFIDENTIAL INFORMATION – RESTRICTED	18 of 18

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.